EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
HELIUS MEDICAL TECHNOLOGIES, INC.
FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2016
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            I am the Chief Financial Officer of Helius Medical Technologies, Inc., a Wyoming corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended September 30, 2016 and filed with the Securities and Exchange Commission (“Form 10-Q”).

            Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2016	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer
(Principal Financial Officer)